Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Forms S‑8 (Nos. 333-13175, 333-13173, 333-59832, 333-70710, 333-114958, and 333-188448) and on Form S-3 (No. 333-191104) of Harsco Corporation of our report dated February 26, 2016 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
February 26, 2016